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Exhibit 32.1

CERTIFICATION

        In connection with the Quarterly Report on Form 10-Q of The J. Jill Group, Inc. (the "Company") for the fiscal quarter ended March 27, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GORDON R. COOKE Gordon R. Cooke President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer) Date: May 6, 2004	/s/ OLGA L. CONLEY Olga L. Conley Executive Vice President/ Chief Financial Officer and Treasurer (Principal Financial Officer) Date: May 6, 2004

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  Exhibit 32.1